The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

As filed with the Securities and Exchange Commission on August 3, 2005

Registration No. 333-50985

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________

McKesson Corporation McKesson Financing Trust II McKesson Financing Trust III McKesson Financing Trust IV (Exact name of registrant as specified in its charter)	Delaware Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	95-3207296 95-6723899 95-6723900 95-6723902 (I.R.S. Employer Identification No.)

McKesson Plaza One Post Street San Francisco, California 94104 (415) 983-8300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Ivan D. Meyerson
Executive Vice President, General Counsel
and Secretary
McKesson Corporation
McKesson Plaza, One Post Street
San Francisco, California 94104
(415) 983-8300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
__________________________________

Copy to:

Gregg A. Noel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, California 90071
(213) 687-5000

__________________________________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

     On April 24, 1998, McKesson Corporation, McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV (collectively, the “Registrants”) filed a registration statement on Form S-3 (File No. 333-50985), as amended and supplemented to date (the “Registration Statement”), to register an indeterminate number or amount of debt securities, warrants, series preferred stock, depositary shares, common stock, stock purchase contracts and stock purchase units of McKesson Corporation and preferred securities of McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV, having an aggregate initial offering price not to exceed $750,000,000 (collectively, the “Securities”) to be offered from time to time. The Registration Statement was declared effective on June 30, 1998. Pursuant to the Registration Statement, McKesson Corporation offered and sold $400,000,000 aggregate dollar amount of debt securities.

     This Post-Effective Amendment No. 1 is being filed in accordance with the Registrants’ undertaking set forth in Part II, Item 17(a)(3) of the Registration Statement. The Registrants do not intend to offer additional Securities under the Registration Statement and, therefore, are filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the Registration Statement and to deregister the $350,000,000 aggregate dollar amount of Securities that remain unissued as of such termination.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits.

Exhibit	Description
24	Power of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, McKesson Corporation has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 3rd day of August, 2005.

McKESSON CORPORATION
By:	/s/ Ivan D. Meyerson
Ivan D. Meyerson
Executive Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
John H. Hammergren
*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Jeffrey C. Campbell
*	Vice President and Controller (Principal Accounting Officer)
Nigel A. Rees
*
Wayne A. Budd	Director
*
Alton F. Irby III	Director
*
M. Christine Jacobs	Director
*
Marie L. Knowles	Director
*
David M. Lawrence, M.D.	Director
*
Robert W. Matschullat	Director

S-1

Signature	Title	Date
*
James V. Napier	Director
*
Jane E. Shaw	Director
*
Richard F. Syron	Director
*By: /s/ Ivan D. Meyerson		August 3, 2005
Ivan D. Meyerson Attorney-in-fact

S-2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 3rd day of August, 2005.

McKESSON FINANCING TRUST II
By:	McKesson Corporation, Sponsor
By:	/s/ Ivan D. Meyerson Ivan D. Meyerson Executive Vice President, General Counsel and Secretary
McKESSON FINANCING TRUST III
By:	McKesson Corporation, Sponsor
By:	/s/ Ivan D. Meyerson Ivan D. Meyerson Executive Vice President, General Counsel and Secretary
McKESSON FINANCING TRUST IV
By:	McKesson Corporation, Sponsor
By:	/s/ Ivan D. Meyerson Ivan D. Meyerson Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
24	Power of Attorney